STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

JEFFERY LANDERFELT
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

September 19, 2016

Job Number: C20160919-0824
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20160411574-91	Amendment	1 Pages/1 Copies

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Certified By: Christal Shirley
Certificate Number: C20160919-0824
You may verify this certificate
online at **http://www.nvsos.gov/**

090303

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske (signature)	20160411574-91
Barbara K. Cegavske	Filing Date and Time
Secretary of State	09/19/2016 9:29 AM
State of Nevada	Entity Number
	E0625732012-0

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:

Active With Me, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

65,000,000 shares of common stock, with a par value of $0.001 per share
10,000,000 shares of preferred stock, with a par value of $0.001 per share

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

200,000,000 shares of common stock, with a par value of $0.001 per share
20,000,000 shares of preferred stock, with a par value of $0.001 per share

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

Each one (1) share of the Corporation's Common Stock, par value $0.001 per share, issued and outstanding as of August 16, 2016 shall be converted and reclassified into 3.25 shares of Common Stock

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Any fractional shares resulting from such conversion will be rounded up to the nearest whole number.

7. Effective date and time of filing: (optional) Date: 9/20/2016 Time: 7:30 AM

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X James F. Tripp

Signature of Officer

Chief Executive Officer

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.